Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Energy XXI Gulf Coast, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 27, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Energy XXI Ltd. and its subsidiaries (“EXXI”), as predecessor to Energy XXI Gulf Coast, Inc., appearing in EXXI’s Annual Report on Form 10-K for the year ended June 30, 2016.

/s/ BDO USA, LLP

Houston, Texas

January 17, 2017